UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 1, 2007

NYFIX, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-21324 (Commission File Number)	06-1344888 (IRS Employer Identification No.)

100 Wall Street, 26th Floor, New York, New York  10005
(Address of principal executive offices)

Registrant’s telephone number, including area code: 646-525-3000

______________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.                      Creation of a Direct Financial Obligation.

On October 1, 2007, NYFIX, Inc. issued to Whitebox Convertible Arbitrage Partners L.P., a British Virgin Islands limited partnership (“Whitebox”), a $2.5 million Convertible Promissory Note with an interest rate of 5% per annum due on December 30, 2009 (the “Note”).  The Note was issued upon the election by Whitebox of an additional investment option under the $7.5 million Convertible Promissory Note purchase agreement between Whitebox and the Company dated December 30, 2004. This agreement was reported by NYFIX, Inc. in its Current Report on Form 8-K filed on January 5, 2005.  At the option of Whitebox, the Note is convertible into NYFIX, Inc. common stock at $5.65 per share, subject to adjustment.  At the option of the Company, the Note is convertible into NYFIX, Inc. common stock according to a formula based on the market price of the common stock during the term of the Note which requires among other things for the Company's common stock to exceed 150% of the price at which Whitebox can convert the Note.  If the Company converts the Note prior to December 30, 2007, there is an additional make whole interest payment in either cash or the Company's stock at the Company's discretion.  The Company may elect to make semi-annual  interest  payments by issuing NYFIX common stock in lieu of cash.  If the Company issues its common stock to convert the Note or make interest payments, the conversion of cash to stock is to be based on 95% of the preceding ten day average closing price of its stock.  The Note is subordinated to all existing and future secured indebtedness of the Company.  Whitebox has certain rights to require that the Company register the common stock issuable upon conversion of the Note or for payment of interest under the Securities Act of 1933, as amended.  The Note dated October 1, 2007 is attached hereto as Exhibit 99.1.

Item 3.02.                      Unregistered Sales of Equity Securities.

As described above, NYFIX, Inc. has issued a $2.5 million Convertible Promissory Note with an interest rate of 5% per annum due on December 30, 2009.  The Note was issued pursuant to the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended.  See Item 2.03 above and Item 9.01 below.

Item 9.01.                      Financial Statements and Exhibits.

(d)              Exhibits

Exhibit       Description

99.1            Convertible Promissory Note, dated October 1, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NYFIX, INC.

Dated: October 5, 2007	By:	/s/ Steven Vigliotti
Name: Steven Vigliotti
Title: Chief Financial Officer

EXHIBIT INDEX

99.1	Convertible Promissory Note, dated October 1, 2007.